Exhibit 10.1

AMENDMENT No. 1 TO THE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment No. 1”) to the Employment Agreement, dated December 31, 2004 (the “Agreement”), is made by and between Steven W. Alesio (hereinafter referred to as “Executive”) and The Dun & Bradstreet Corporation (the “Company”). The Effective Date of this Amendment No. 1 is Friday, June 29, 2007.

This Amendment No. 1 is based on the following:

A. Executive and the Company entered into the Agreement in connection with the Executive’s employment with the Company;

B. Under the Agreement, the Company is not permitted to materially amend the Company’s Supplemental Executive Benefit Plan (“SEBP”) as it applies to Executive, except for amendments to maintain appropriate tax treatment or as required by applicable law;

C. Executive wishes to provide the Company with the flexibility to amend the SEBP in certain limited ways and to have amendments previously approved by the Company’s Compensation & Benefits Committee apply to Executive, but only where he consents to such amendment(s) in writing, in the exercise of his sole and absolute discretion; and

D. The parties are entering into this Amendment No. 1 in order to provide for the foregoing.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth and of the actions taken pursuant hereto, the parties agree as follows:

1.	Amendments

The last sentence of Section 6a, which currently reads as follows:

“The Executive is currently and shall be fully vested in his accrued benefit under the SEBP at all times (other than in the case of a Cause termination, which shall be controlled by the provisions of the SEBP) and the Company shall not materially amend the SEBP as it applies to the Executive, except for amendments to maintain appropriate tax treatment, or as required by applicable law.”

is hereby amended and restated in full to read as follows:

The Executive is currently and shall be fully vested in his accrued benefit under the SEBP at all times (other than in the case of a Cause termination, which shall be controlled by the provisions of the SEBP) and the Company shall not materially amend the SEBP as it applies to the Executive, except for amendments to maintain appropriate tax treatment, as required by applicable law, or by the written consent of the Executive, in the exercise of his sole and absolute discretion.

2. Definitions—Capitalized words are to be interpreted by reference to the definition provided in this Amendment No. 1 if specifically stated herein, or if none, the definition provided in the Agreement.

3. Construction—After the signing of this Amendment No. 1, any reference to the Agreement or the Amendment No. 1 shall be interpreted to be a reference to the Agreement as amended by this Amendment No. 1. Any ambiguities or inconsistencies between this Amendment No. 1 and the Agreement shall be decided in favor of the language contained in this Amendment No. 1.

4. Executive acknowledges that Executive has been advised to consult with an attorney, at Executive’s expense, before executing this Amendment No. 1 and that Executive has been advised by an attorney or has knowingly waived the right to do so.

5. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, Executive and the Company, by its duly authorized agent, have hereunder executed this Amendment No. 1.

EXECUTIVE: STEVEN W. ALESIO		D&B: THE DUN & BRADSTREET CORPORATION

/s/ Steven W. Alesio		By:	/s/ Jeffrey S. Hurwitz
		Name:	Jeffrey S. Hurwitz

Witness as to Executive:		Attest as to D&B:

By:	/s/ Jamie-Day Conte	By:	/s/ Stephanie N. Zanardi
Name:	Jamie-Day Conte	Name:	Stephanie N. Zanardi

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